UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed on September 29, 2010, the board of directors of YRC Worldwide Inc. (the “Company”) approved a reverse stock split of the Company’s common stock at a ratio of one-to-25.

On September 30, 2010, the Company filed with the Secretary of State of Delaware a Certificate of Amendment to its Certificate of Incorporation to (i) effect the reverse stock split of the Company’s common stock at a ratio of one-to-25 and (ii) reduce the authorized shares of the Company’s capital stock to 85,000,000 shares, of which 5,000,000 shares shall be preferred stock, $1.00 par value and 80,000,000 shares shall be common stock, $0.01 par value (the “Common Stock”). The description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The reverse stock split will be effective on NASDAQ on October 1, 2010. Fractional shares will not be issued in connection with the reverse stock split. Stockholders who otherwise would hold fractional shares will be entitled to a cash payment (without interest or deduction) in respect of such fractional shares. Fractional shares will be collected and pooled by the Company’s transfer agent and sold in the open market and the proceeds will be allocated to the stockholders’ respective accounts pro rata in lieu of fractional shares.

The reverse stock split will reduce the number of shares of Common Stock available for issuance under the Company’s employee and director equity plans in proportion to the reverse stock split ratio. Under the terms of the Company’s outstanding equity awards, the reverse stock split would cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the reverse stock split ratio and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Item 7.01 Regulation FD Disclosure.

On September 29, 2010, the Company disclosed terms of the tentative labor agreement, dated September 24, 2010, with the International Brotherhood of Teamsters (the “Teamsters”), which would amend and extend to March 31, 2015 the Company’s National Master Freight Agreement (the “NMFA”) upon ratification by affected Teamster employees. The Company is providing the following additional information regarding the tentative agreement:

•

The average annual savings of $350 million that the Company expects to receive through the extended NMFA (assuming projected levels of business, employment and costs during that period) includes, among other things, savings from pension contributions at a reduced 25% contribution rate compared to the full contribution rate that would resume in 2011 without the tentative agreement.

•

The tentative agreement does not implement new wage reductions. However, the 15% wage reduction provided by the memorandum of understanding that was previously ratified in August 2009 would continue through the extended term of the NMFA.

Item 8.01 Other Events.

6% Note Conversion Rate

The conversion rate of the Company’s 6% Convertible Senior Notes due 2014 (the “Notes”) is subject to adjustment upon the occurrence of certain events, including a reverse stock split affecting the Common Stock, pursuant to Section 10.06 of that certain indenture, dated as of February 23, 2010, among the Company, as issuer, its subsidiaries party thereto from time to time, as guarantors, and U.S. Bank National Association, as trustee (as amended and supplemented, the “Indenture”). As a result of the reverse stock split, the conversion rate of the Notes will be reduced to 93.0233 shares of Common Stock per $1,000 in principal amount of Notes, effective immediately after the open of business on October 1, 2010. This reduction has the effect of increasing the conversion price to $10.75 per share.

As previously disclosed, the number of shares of Common Stock that may be issued in respect of the Notes is, among other things, subject to the limitations set forth in Section 10.16 of the Indenture. Section 10.16 of the Indenture provides that no more than 201,880,000 shares of Common Stock may be issued in respect of the Notes, subject to adjustment to reflect adjustments to the conversion rate of the Notes. As a result of the reverse stock split, no more than 8,075,200 shares of Common Stock may be issued in respect of the Notes.

As of the date of this report, 59,000,000 shares (approximately 2,360,000 post-split shares) of Common Stock have been issued upon conversion of the Notes and 5,280,704 shares (approximately 211,228 post-split shares) of Common Stock have been issued in respect of Restricted Interest (as such term is defined in paragraph one of the Notes). As of the date of this report, $69,410,000 in aggregate principal amount of the Notes are outstanding and a maximum of 137,599,296 shares (approximately 5,503,972 post-split shares) of Common Stock are issuable in respect of the Notes upon conversion, as Restricted Interest, Make Whole Premiums (as such term is defined in the Indenture) or otherwise under the Notes or the Indenture. Such limitation on the number of shares of Common Stock issuable in respect of the Notes applies on a pro rata basis to all outstanding Notes, which in effect limits the number of shares issuable in respect of the Notes to approximately 79.2965 shares per $1,000 in principal amount of the Notes, or an effective conversion price of approximately $12.61 per share.

The Company is required to issue shares of Common Stock in respect of future Restricted Interest while the lenders under the Company’s credit agreement continue to defer interest and fees under the credit agreement. Any shares of Common Stock issued in respect of future Restricted Interest will reduce the aggregate number of shares of Common Stock available for issuance in respect of the Notes and reduces the number of shares of Common Stock issuable per $1,000 in principal amount of the Notes upon conversion.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects” and similar expressions are intended to identify forward-looking statements.

The Company’s expectations regarding the effects of the tentative agreement and the timing of its ratification are only its expectations regarding these matters. The Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) whether the Teamster employees ratify the tentative agreement and the timing of any ratification of the tentative agreement, whether multi-employer pension funds to which the Company contributes approve the Company’s re-entry into the funds and the terms and conditions of any re-entry, the Company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the Company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of the Company reducing the number of authorized shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: September 30, 2010	By:	/s/ Jeff P. Bennett
Jeff P. Bennett
Vice President - Legal, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of the Company reducing the number of authorized shares

5